EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended September 21, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Oct 2007 – Sep 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-2.3%	-0.6%	1.1%	-4.0%	-3.4%	1.0%	2.4%	1.0%	11.5%	-18.7%	0.1	0.1
B**	-2.3%	-0.7%	0.6%	-4.6%	-4.1%	0.3%	N/A	0.3%	11.5%	-20.4%	0.1	0.0
Legacy 1***	-2.2%	-0.5%	2.8%	-1.9%	-1.6%	N/A	N/A	-1.8%	10.9%	-14.8%	-0.1	-0.2
Legacy 2***	-2.2%	-0.5%	2.5%	-2.3%	-1.9%	N/A	N/A	-2.2%	10.9%	-15.2%	-0.1	-0.3
Global 1***	-2.2%	-0.4%	3.4%	-1.1%	-3.1%	N/A	N/A	-2.9%	10.4%	-14.6%	-0.2	-0.4
Global 2***	-2.2%	-0.4%	3.1%	-1.4%	-3.4%	N/A	N/A	-3.2%	10.4%	-15.4%	-0.3	-0.4
Global 3***	-2.2%	-0.5%	1.9%	-3.0%	-5.2%	N/A	N/A	-4.9%	10.4%	-19.7%	-0.4	-0.6

S&P 500 Total Return Index****	-0.4%	3.9%	18.0%	31.9%	13.7%	1.3%	8.2%	1.3%	19.2%	-50.9%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	2.1%	-3.8%	2.4%	4.3%	11.2%	10.5%	7.5%	10.5%	13.3%	-12.3%	0.8	1.4
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	34%					33%
Energy	10%	Long	Gasoline Blendstock	2.8%	Long	9%	Long	Gasoline Blendstock	2.5%	Long
			Brent Crude Oil	2.4%	Long			Brent Crude Oil	2.4%	Long
Grains/Foods	15%	Long	Soybeans	3.3%	Long	15%	Long	Soybeans	3.2%	Long
			Wheat	2.5%	Long			Wheat	2.5%	Long
Metals	9%	Long	Gold	2.4%	Long	9%	Long	Gold	2.5%	Long
			Copper	1.6%	Long			Copper	1.6%	Long
FINANCIALS	66%					67%
Currencies	28%	Short $	Japanese Yen	2.1%	Long	28%	Short $	Japanese Yen	2.1%	Long
			Australian Dollar	1.8%	Long			Australian Dollar	1.8%	Long
Equities	23%	Long	S&P 500	5.1%	Long	24%	Long	S&P 500	5.2%	Long
			Nasdaq	2.4%	Long			Nasdaq	2.4%	Long
Fixed Income	15%	Long	U.S. 5-Year Treasury Notes	3.2%	Long	15%	Long	U.S. 5-Year Treasury Notes	3.2%	Long
			U.S. 10-Year Treasury Notes	2.6%	Long			U.S. 10-Year Treasury Notes	2.6%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil prices fell nearly 7% due to a sharp rise in U.S. supply data and weak ongoing industrial demand.  Natural gas markets also fell, pressured by declining temperatures in the U.S. and by elevated domestic inventories.

Grains/Foods
Soybean and corn prices fell sharply as speculators believed recent rains would benefit production.  Forecasts for dry weather added to price declines as investors believed a lack of rain would quicken the upcoming harvest.  Wheat markets finished nearly flat as early-week losses were offset by gains which followed reports of declining Russian wheat supplies.

Metals
Base metals prices moved lower following weak manufacturing data from China and reports which showed a decline in exports from Japan.   Elevated risk-aversion caused by global economic growth concerns also weighed on base metals prices.  Gold finished modestly higher on buying by investors attempting to hedge against inflation.

Currencies
The Japanese yen rallied against counterparts as weak economic data from the region fostered safe-haven demand.  The euro declined because of uncertainty surrounding whether Greece or Spain would accept bailout funds from the Eurozone. The British pound finished higher against the dollar as speculators believed economic growth in the UK may outpace U.S. growth.

Equities	Global equity markets registered mixed results as the bullish impact of improving manufacturing data in Germany was offset by concerns regarding the Eurozone economic outlook and slow growth in China.
Fixed Income
U.S. bond prices moved higher as they recovered from recent selloffs caused by the announcement of the Federal Reserve’s new bond-buying initiatives.  The main driver behind rising prices was investor-led activity, as investors sought safety due to uncertainty surrounding the effectiveness of QE3.  Bunds also rallied as investors feared Spain may not accept bailout assistance from the European Central Bank.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.